Exhibit 99.1

1950 Spectrum Circle, Suite 300
Marietta, GA 30067
1-888-502-BLUE
www.BlueLinxCo.com

FOR IMMEDIATE RELEASE

BlueLinx Provides Business Update Regarding the Impact of COVID-19
Announces Favorable Term Loan Covenant Amendment
Will Host First Quarter 2020 Financial Results Conference Call and Webcast

MARIETTA, Ga., April 7, 2020 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, today provided an update on actions that it is taking to strengthen the Company’s operating position in response to the COVID-19 pandemic.

“The pandemic has rapidly evolved, but we are evolving with it,” said Mitch Lewis, President and Chief Executive Officer. “We began preparing for the pandemic in late February, and in early March we implemented new policies and procedures to protect our associates, serve our customers, and support our suppliers. We then moved quickly to develop plans and take actions that should give the Company the financial and operating flexibility necessary to provide long-term value for our stockholders and other stakeholders.”

“All states where we operate have designated our business as ‘essential’, and we are continuing to operate our business and provide our customers and suppliers with the same level of service and commitment as before. While the next several months hold a great deal of uncertainty, we feel confident we are taking the necessary steps to continue to support our country’s infrastructure needs as we navigate these challenging circumstances. Also, with our core values of continuous improvement, teamwork, and integrity front and center, we believe we can weather the storm.”

Protecting Our Employees

“First and foremost, our concern is for the safety and well-being of our employees and their families and communities,” said Mr. Lewis. “We formed a cross-functional COVID-19 Disaster Response Team in February and implemented protocols consistent with the Centers for Disease Control and Prevention and local guidance that include enhanced cleaning and disinfecting procedures, social distancing guidelines, no travel mandates, no contact rules, visitor guidelines, no gathering directives, enhanced safety procedures for drivers, and mobile work for employees whose work can be done remotely. We also developed rapid response procedures for presumptive and confirmed COVID-19 cases.”

Actions to Provide Greater Financial Flexibility

Term Loan Amendment

The Company is highly confident that it will meet its first quarter leverage ratio covenant obligation under its term loan in light of the anticipated strength of its first quarter results and the recent steps taken to ensure efficient and effective operations. In addition, on April 1, 2020, the Company amended its term loan to provide greater financial flexibility by increasing the leverage ratio covenant levels in the second and third quarters of 2020 to 8.75:1.00 from 6.50:1.00 and 6.00:1.00, respectively. No other material changes were made to the facility and no fees were paid for this modification.

As of April 1, 2020, the term loan principal balance was reduced to approximately $69 million. As previously announced, as a result of the February 2020 term loan amendment, the Company will no longer be subject to the quarterly leverage ratio covenant when the principal balance of the term loan is less than $45 million. If the Company determines to make the approximate $24 million reduction in principal to eliminate the leverage ratio covenant, it can do so through proceeds from additional real estate transactions and asset sales, as well as voluntary prepayments using cash on hand or funds from its revolving credit facility.

Operational Response

The Company has also developed plans designed to reduce its cost structure, strengthen its balance sheet, and further increase liquidity in response to the COVID-19 pandemic. Initial steps taken to reduce operating costs include:

•	Paused all hiring

•	Limited all non-essential spending

•	Substantial headcount and variable operating expense reductions correlating to local market demand declines

•	Furloughed approximately 15% of corporate workforce

•	Reduced or eliminated executive and key management base salaries for the next six months

•	Maximizing working capital efficiency to enhance liquidity for operations

Business Update

First Quarter Net Sales and Excess Availability

The Company announced that for the first quarter ended March 28, 2020, preliminary net sales are expected to be approximately 9% higher than the prior year period when excluding the impact of first quarter 2019 net sales attributable to the discontinued legacy Cedar Creek siding line. This improvement reflects increased activity and demand through the first quarter which began to diminish in the second half of March.

Excess availability, including cash on hand, at quarter end is estimated to be between $95 - $100 million, providing the Company with a solid liquidity position as it enters the second quarter.

Supply Chain

The Company has not experienced any significant supply chain disruptions as a result of the COVID-19 pandemic. As of the end of March, the Company’s supply chain remained intact in all material respects.

First Quarter 2020 Earnings Call

The Company expects to provide further updates and results on its operations and business conditions during its first quarter earnings call and webcast, which is scheduled for Wednesday, May 6, 2020, at 10:00 a.m. Eastern Time. The Company’s press release announcing its financial results will be made available after the market closes on Tuesday, May 5th, under “Press Releases” in the Investor Relations section of the BlueLinx website, at www.BlueLinxCo.com.

Participants can access the live conference call via telephone at (877) 873-5864, using Conference ID # 7594658. Investors will also be able to access an archived audio recording of the conference call for one week following the live call by dialing (404) 537‑3406, Conference ID # 7594658. A live webcast of the conference call and accompanying materials will also be available and can be accessed by visiting the “Webcasts and Presentations” section of the Company’s website. You can access this information by going to www.BlueLinxCo.com and selecting “Investors” from the options at the top of the page and then “Webcasts & Presentations” from the drop-down menu. An online replay will be archived and available at the same site shortly after the webcast is complete.

About BlueLinx Holdings Inc.

BlueLinx (NYSE: BXC) is a leading wholesale distributor of building and industrial products in the United States with over 50,000 branded and private-label SKUs, and a broad distribution footprint servicing 40 states. BlueLinx has a differentiated distribution platform, value-driven business model and extensive cache of products across the building products industry. Headquartered in Marietta, Georgia, BlueLinx has over 2,200 associates and distributes its comprehensive range of structural and specialty products to approximately 15,000 national, regional, and local dealers, as well as specialty distributors, national home centers, industrial, and manufactured housing customers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

Contacts:
Investors:
Mary Moll, Investor Relations
(866) 671-5138
investor@bluelinxco.com

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. The forward-looking statements in this press release include statements about our financial and operating flexibility and its ability to provide long-term value for our stockholders and other stakeholders; the potential development and effects of the COVID-19 pandemic; the steps we are taking to continue to support our country’s infrastructure needs and our confidence therein; our belief in the ability of our core values to help address issues relating to the COVID-19 pandemic; our estimated preliminary net sales growth for the first quarter of 2020; our estimated excess availability, including cash on hand, at the end of the first quarter of 2020; our views on our liquidity position as we enter the second quarter of 2020; our plans to reduce cost structure, strengthen our balance sheet, and further increase liquidity in response to the COVID-19 pandemic, and the success thereof; our confidence in meeting our first quarter leverage covenant obligation; and further reductions in principal under our term loan facility and the sources therefor.

Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those listed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 29, 2018, and those discussed in our Quarterly Reports on Form 10-Q and in our periodic reports filed with the SEC from time to time. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: the COVID-19 pandemic and other contagious illness outbreaks and their potential effects on our industry, suppliers and supply chain, and customers, and our business, results of operations, cash flows, financial condition, and future prospects; our ability to integrate and realize anticipated synergies from acquisitions; loss of material customers, suppliers, or product lines in connection with acquisitions; operational disruption in connection with the integration of acquisitions; our indebtedness and its related limitations; sufficiency of cash flows and capital resources; our ability to monetize real estate assets; fluctuations in commodity prices; adverse housing market conditions; disintermediation by customers and suppliers; changes in prices, supply and/or demand for our products; inventory management; competitive industry pressures; industry consolidation; product shortages; loss of and dependence on key suppliers and manufacturers; new tariffs; our ability to successfully implement our strategic initiatives; fluctuations in operating results; sale-leaseback transactions and their effects; real estate leases; changes in interest rates; exposure to product liability claims; our ability to complete offerings under our shelf registration statement on favorable terms, or at all; changes in our product mix; petroleum prices; information technology security and business interruption risks; litigation and legal proceedings; natural disasters and unexpected events; activities of activist stockholders; labor and union matters; limits on net operating loss carryovers; pension plan assumptions and liabilities; risks related to our internal controls; retention of associates and key personnel; federal, state, local and other regulations, including environmental laws and regulations; and changes in accounting principles. Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.